CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in Post-Effective Amendment No. 33 to the Registration Statement of Franklin Investors Securities Trust on Form N-1A, File No 33-11444, of our report dated December 6, 2001, relating to the financial statements and financial highlights of Franklin Investors Securities Trust which appear in the October 31, 2001 Annual Report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."




                                  /s/PricewaterhouseCoopers LLP


San Francisco, California
May 30, 2002